EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ubroadcast, inc. of our report dated April 14, 2009 (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern), for the year ended December 31, 2008, and all references to our firm included in this Registration Statement.

/s/ Farmer, Fuqua & Huff, P.C.
FARMER, FUQUA & HUFF, P.C.

Plano, Texas
September 15, 2009